Exhibit 99.1

Plus Therapeutics Reports First Quarter 2020

Financial and Business Results

AUSTIN, Texas, May 14, 2020 (GLOBE NEWSWIRE) -- Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), today announced financial and business results for its first quarter fiscal year 2020 ended March 31, 2020.

Fiscal 2020 first quarter net loss from continuing operations was $1.1 million, or $0.28 per share.  Net cash used in operating activities for Q1 2020 was approximately $1.5 million. Plus Therapeutics ended Q1 2020 with approximately $16.1 million of cash and cash equivalents.

“The first quarter of 2020 was a very important quarter for the Company as we announced the licensing of multiple rare cancer product candidates, including a very novel radiotherapeutic for glioblastoma and potentially multiple other cancers,” said Dr. Marc Hedrick, President and Chief Executive Officer of Plus Therapeutics, “For the remainder of 2020, we will focus on completing the enrollment of our ongoing Phase I trial, further expanding our pipeline and seek expanded partnership that can help support our development activities.”

Plus Therapeutics entered Q1 2020 after completing a significant corporate transitional year in 2019, in which key financial transactions and changes to our pipeline were accomplished. We also completed a comprehensive corporate rebrand and relocated the company to Texas. The transition also provided the company with an improved financial position and a more sustainable cost structure.

Plus Therapeutics has 3 clinical stage drugs and a growing nanotechnology platform designed to reformulate, deliver and commercialize multiple novel, proprietary drugs targeting rare cancers and other diseases. The platform is designed to leverage new delivery approaches and/or formulations of drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers.

Q1 Fiscal 2020 Pipeline Expansion Highlights

•	In Q1 2020, the Company announced a definitive agreement to license multiple rare cancer product candidates from private Texas-based radiotherapeutic company NanoTx Therapeutics, Inc.

•

Terms of the transaction, which closed last week, include an upfront payment of $400,000 in cash and 230,769 shares of Plus common stock. Furthermore, the Company may be required to pay up to $136.5 million in development and sales milestone payments and a tiered single-digit royalty on U.S. and European sales.

•

The lead drug in the licensed radiotherapeutic portfolio is a nanoliposome-encapsulated radionucleotide for several cancer targets. More specifically, the drug is a Rhenium-186-chelated NanoLiposome (RNL™), which is initially being developed for recurrent glioblastoma. RNL™ is currently being evaluated in a NIH/NCI-supported Phase 1 dose-finding clinical trial (NCT01906385) in the U.S.  RNL™ is infused directly into the brain tumor via precision brain mapping and convection enhanced delivery technology to deliver very high therapeutic doses of radiation to patients whose cancer has recurred following initial surgical resection and treatment with chemotherapy and radiation. RNL™ is intended to safely and effectively deliver a dose of radiation directly to the tumor that is up to 30 times greater than that currently being given to patients using external beam radiation therapy.

Q1 2020 Financial Performance Highlights

•	Q1 2020 net cash used in operating activities was $1.5 million, compared to net cash used of $3.3 million for Q1 2019.
•	Q1 2020 government contract revenues were $0.12 million, compared to $0.74 million for Q1 2019.
•	Q1 2020 net loss from continuing operations was $1.1 million or $ 0.28 per share, compared to a net loss of $2.5 million or $6.98 per share for Q1 2019.
•	Q1 2020 total net loss was $1.1 million or $0.28 per share compared to a total net loss of $3.2 million or $8.92 per share for Q1 2019, after factoring in discontinued operations.

Investor Call Today at 5 p.m. EDT

The company plans to hold a conference call and live audio webcast at 5 PM Eastern Time to discuss its financial results and provide a general business update.

Event:	Plus Therapeutics First Quarter Fiscal Year 2020 Financial Results Conference Call and Webcast

Date:  Thursday, May 14, 2020

Time: 5:00 PM Eastern Time.

Live Call: Phone Number:  (877) 402-3914; Conference ID:  5485418

Live Webcast:https://event.on24.com/wcc/r/2157706/57B35E952B90ADEBB0FE744BC69B7235

Beginning two hours after the conclusion of the conference call, a replay will be available.

Replay: http://ir.plustherapeutics.com/events/default.aspx

About Plus Therapeutics, Inc.

Plus Therapeutics is a clinical-stage pharmaceutical company focused on making a positive impact on patients’ lives and adding value to the healthcare system. We are a publicly-traded company on Nasdaq (PSTV, an abbreviation of ‘POSITIVE’) with our headquarters in Austin, Texas and GMP-validated manufacturing facilities in San Antonio, Texas.  The location of our operations provides us with many potential strategic advantages, including proximity to world-class cancer institutions and researchers and the ability to qualify and apply for funding through the Cancer Prevention and Research Institute of Texas, or CPRIT.

Our pipeline of candidate drug products includes our lead drug product candidates, RNL™ and DocePLUS™, which are being developed in the U.S. by a dedicated and energetic team of biologists, chemists, engineers, physicians and other professionals. This diverse and experienced team uses versatile and proprietary nanotechnology to reformulate and deliver chemotherapeutics and radiotherapeutics to provide meaningful benefits to patients and healthcare providers. Our technology platform serves as the foundation of our drug product pipeline and affords us the opportunity to develop additional drugs for rare cancers. More information may be found at www.plustherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements in this press release, other than statements of historical fact, are forward-looking statements.  These forward-looking statements may be identified by terms such as “intend,” “expect,” “project,” “believe,” “anticipate,” “will,” “should,” “would,” “could,” “may,” “designed,” “potential,” “position,” and similar expressions, or the negative of such expression.  Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding:  the belief that the Company’s corporate transition will provide the Company the financial strength, development focus and cost structure to achieve long-term viability and growth; the design and potential of our nanotechnology platform to reformulate, deliver and commercialize multiple drugs targeting rare cancers and other diseases and to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers; the Company’s potential to develop drug candidates currently in its product pipeline; and the Company’s potential to develop additional drugs outside of its current pipeline. The forward-looking statements included in this press release are subject to a number of additional material risks and uncertainties that may cause actual results to differ materially from those set forth in these forward-looking statements.  These risks and uncertainties include, but are not limited to, the following: the risk that the Company is not able to successfully develop product candidates that can leverage the U.S. FDA’s accelerated regulatory pathways; the early stage of our product candidates and therapies; the results of our research and development activities, including uncertainties relating to the clinical trials of our product candidates and therapies; our need and ability to raise additional cash; the outcome of our partnering/licensing efforts; risks associated with laws or regulatory requirements applicable to us; market conditions; product performance; potential litigation; competition within the regenerative medicine field; and the ongoing COVID-19 pandemic, as well as the risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

PLUS THERAPEUTICS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	As of March 31, 2020	As of December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$16,061	$17,552
Accounts receivable	978	1,169
Restricted cash	—	40
Inventories, net	107	107
Other current assets	551	957
Total current assets	17,697	19,825

Property and equipment, net	2,096	2,179
Operating lease right-of-use assets	744	781
Other assets	58	72
Goodwill	372	372
Total assets	$20,967	$23,229
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,670	$3,279
Operating lease liability	136	147
Term loan obligations, net of discount	11,182	11,060
Total current liabilities	14,988	14,486

Other noncurrent liabilities	8	8
Noncurrent operating lease liability	624	646
Warrant liability	5,262	6,929
Total liabilities	20,882	22,069

Commitments and contingencies (Note 9)

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,959 shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 3,880,588 shares issued and outstanding at March 31, 2020 and December 31, 2019	4	4
Additional paid-in capital	426,438	426,426
Accumulated deficit	(426,357)	(425,270)
Total stockholders’ equity	85	1,160
Total liabilities and stockholders’ equity	$20,967	$23,229

PLUS THERAPEUTICS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2020	2019
Development revenues:
Government contracts and other	$118	$737
Operating expenses:
Research and development	941	1,426
Sales and marketing	110	114
General and administrative	1,508	1,363
Total operating expenses	2,559	2,903
Operating loss	(2,441)	(2,166)

Other income (expense):
Interest income	36	7
Interest expense	(349)	(515)
Change in fair value of warrants	1,667	210
Total other income (expense)	1,354	(298)
Loss from continuing operations	(1,087)	(2,464)
Loss from discontinued operations	—	(686)
Net loss	$(1,087)	$(3,150)

Basic and diluted net loss per share attributable to common stockholders - continuing operations	$(0.28)	$(6.98)
Basic and diluted net loss per share attributable to common stockholders - discontinued operations	$—	$(1.94)
Net loss per share, basis and diluted	$(0.28)	$(8.92)
Basic and diluted weighted average shares used in calculating net loss per share attributable to common stockholders	3,880,588	353,142

Comprehensive loss:
Net loss	$(1,087)	$(3,150)
Other comprehensive loss – foreign currency translation adjustments	-	(140)
Comprehensive loss	$(1,087)	$(3,290)

PLUS THERAPEUTICS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended March 31,
	2020	2019
Cash flows used in operating activities:
Net loss	$(1,087)	$(3,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	94	443
Amortization of deferred financing costs and debt discount	122	168
Noncash lease expenses	4	—
Change in fair value of warrants	(1,667)	(210)
Share-based compensation expense	12	49
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	191	(212)
Inventories	—	16
Other current assets	405	16
Other assets	14	1
Accounts payable and accrued expenses	410	(405)
Deferred revenues	—	(25)
Other long-term liabilities	—	39
Net cash used in operating activities	(1,502)	(3,270)
Cash flows used in investing activities:
Purchases of property and equipment	(11)	(6)
Net cash used in investing activities	(11)	(6)
Cash flows (used in) provided by financing activities:
Payment of financing lease liability	(18)	(28)
Proceeds from sale of common stock, net	—	1,919
Net cash (used in) provided by financing activities	(18)	1,891
Effect of exchange rate changes on cash and cash equivalents	—	(4)
Net decrease in cash and cash equivalents	(1,531)	(1,389)
Cash, cash equivalents, and restricted cash at beginning of period	17,592	5,301
Cash, cash equivalents, and restricted cash at end of period	$16,061	$3,912
Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$227	$347

Contact:

Plus Therapeutics, Inc.
Andrew Sims
VP – Chief Financial Officer, Investor Relations
Phone: +1.619.333.4150
Email: ir@plustherapeutics.com
Website: plustherapeutics.com